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                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the following with respect to Post-Effective Amendment No. 50 to the Registration Statement under the Securities Act of 1933 on Form N-1A (File No. 33-20827) of The RBB Fund, Inc.:

    - The incorporation by reference of our report dated October 17, 1997 on our audit of the financial statements and financial highlights of The BEA Institutional Funds (consisting of BEA International Equity Portfolio, BEA Emerging Markets Equity Portfolio, BEA U.S. Core Equity Portfolio, BEA U.S. Core Fixed Income Portfolio, BEA Strategic Global Fixed Income Portfolio, BEA High Yield Portfolio, and BEA Municipal Bond Portfolio) and the BEA Advisor Funds (consisting of BEA International Equity Portfolio, BEA Emerging Markets Equity Portfolio, BEA High Yield Portfolio and BEA Global Telecommunications Portfolio) of The RBB Fund, Inc. for the period ended August 31, 1997, into the Statement of Additional Information.

    - The reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the heading "Miscellaneous-Independent Accountants" in the Statement of Additional Information.






Coopers & Lybrand L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 4, 1997